Exhibit 99.1

News Release NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2014 Third Quarter Results

•	Net sales increased 14.6% due to the acquisition of Scepter

•	Weak agricultural commodity prices and Brazilian automotive production declines negatively affected the Material Handling Segment’s sales and earnings during the quarter

•	Scepter’s sales and profits were negatively impacted by weak outdoor power equipment sales

•	Increased demand and driver shortages at shipping companies resulted in higher freight costs during the quarter

•	Reported EPS from continuing operations was ($0.11) compared to $0.20 for the third quarter of 2013

•	Reported results from continuing operations for the third quarter of 2014 included acquisition related costs of $5.2 million, a reserve of $3.0 million for a patent infringement lawsuit and other non-recurring costs of $0.8 million

•	Adjusted EPS from continuing operations was $0.07 compared to $0.21 for the third quarter of 2013

October 28, 2014, Akron, Ohio—Myers Industries, Inc. (NYSE: MYE) today announced results for the third quarter ended September 30, 2014.

Summary—Continuing Operations only (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013¹	2014	2013¹
	(Dollars in thousands, except per share data)
Net sales	$162,109	$141,442	$465,378	$440,009
Gross profit	$39,961	$42,518	$124,564	$129,611
Gross profit margin	24.7%	30.1%	26.8%	29.5%
(Loss) income from continuing operations before income taxes	$(5,315)	$11,152	$11,603	$31,689
(Loss) income from continuing operations:
(Loss) income	$(3,618)	$6,859	$7,472	$20,060
(Loss) income per diluted share	$(0.11)	$0.20	$0.23	$0.59
Income from continuing operations before income taxes as adjusted²	$3,673	$11,177	$22,636	$31,931
Income from continuing operations as adjusted²:
Income	$2,314	$7,052	$14,261	$20,140
Income per diluted share	$0.07	$0.21	$0.43	$0.59

1.	Historical information has been adjusted to reflect discontinued operations presentation.
2.	Details regarding the pre-tax and after-tax adjustments are provided on the Reconciliation of Non-GAAP Financial Measures included in this release.

President and Chief Executive Officer John C. Orr said, “While Scepter’s sales contribution did significantly increase our Material Handling Segment’s total sales during the quarter, the segment’s end markets were negatively impacted by weak sales and increased freight and distribution costs. Agricultural material handling product sales were affected by record low crop prices which drove agricultural product companies to reduce purchases of our product. Additionally, a shortened summer season for outdoor power equipment sales impacted Scepter’s performance in its first quarter as part of Myers Industries. We would expect that some of these weak market conditions may continue in the fourth quarter, with a rebound in 2015.”

Orr continued, “We remain positive about 2015 and are excited to continue the transformation of Myers Industries from four disparate operating segments to two higher margin, cash producing segments, Material Handling and Distribution. This operational simplification allows for better management focus and the ability to be more balanced with respect to capital allocation. We continue to expect the sale of the Lawn and Garden business to be completed in the first half of 2015. We anticipate holding an investor day once the business is divested to give better guidance on the drivers of performance and the financial objectives of the Company.”

Segment Results

The results below are as adjusted and exclude restructuring and other unusual pre-tax charges as detailed on the Reconciliation of Non-GAAP Financial Measures included in this release.

Net sales in the Material Handling Segment for the third quarter of 2014 increased 25.0% to $112.3 million compared to $89.9 million for the third quarter of 2013 due to the acquisition of Scepter on July 2, 2014. Material Handling’s adjusted income before taxes was $8.3 million for the third quarter of 2014 compared to $12.1 million for the third quarter of 2013. Decreased demand in the agriculture end market which was driven by weak commodity prices contributed to a less favorable product mix in the third quarter of 2014 compared to the third quarter of 2013. A change in customer mix and higher freight and distribution costs also contributed to the decrease in adjusted income before taxes year-over-year.

Net sales in the Distribution Segment were $49.9 million for the third quarter of 2014 compared to $51.7 million for the third quarter of 2013. Sales decreased year-over-year primarily due to the segment’s Canadian branch closures in the first quarter of 2014 and lower custom sales. Distribution’s adjusted income before taxes was $4.3 million for the third quarter of 2014 compared to $6.3 million for the third quarter of 2013. A change in product mix and higher logistics costs during the quarter contributed to the decrease in adjusted income before taxes compared to the third quarter of last year.

Other Items

For the nine months ended September 30, 2014, cash flow used for continuing operations was $2.8 million compared to cash flow provided by continuing operations of $29.3 million for the nine months ended September 30, 2013, reflecting lower earnings and increases in working capital.

Capital expenditures for continuing operations totaled $10.9 million for the nine months ended September 30, 2014 and are anticipated to be between $20 and $25 million for the full year of 2014.

The Company purchased $48.3 million of its common stock during the nine months ended September 30, 2014.

The acquisition of Scepter was completed on July 2, 2014.

2014 Outlook

The Company anticipates that the current soft market conditions and product mix issues, which have continued into the fourth quarter, may result in a decrease in adjusted earnings from continuing operations (excluding restructuring and other unusual pre-tax charges) for the second half and full year of 2014 compared to the same periods in 2013.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, October 29, 2014 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (US) 877-407-8033 or (Int’l) 201-689-8033. Callers are asked to sign on at least five minutes in advance. The call will be available as a webcast through the Company’s web site, www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to a telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13593146.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, manufacturing, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; harsh weather conditions; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its strategic plan; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2014	2013*	2014	2013*
Net sales	$162,109	$141,442	$465,378	$440,009
Cost of sales	122,148	98,924	340,814	310,398

Gross profit	39,961	42,518	124,564	129,611
Selling, general and administrative expenses	42,639	30,253	107,073	94,613

Operating income (loss)	(2,678)	12,265	17,491	34,998
Interest expense, net	2,637	1,113	5,888	3,309

Income (loss) from continuing operations before income taxes	(5,315)	11,152	11,603	31,689
Income tax expense (benefit)	(1,697)	4,293	4,131	11,629

Income (loss) from continuing operations	(3,618)	6,859	7,472	20,060
Income (loss) from discontinued operations, net of income taxes	875	(371)	(3,786)	2,623

Net income (loss)	$(2,743)	$6,488	$3,686	$22,683

Income (loss) per common share from continuing operations:
Basic	$(0.11)	$0.20	$0.23	$0.60

Diluted	$(0.11)	$0.20	$0.23	$0.59

Income (loss) per common share from discontinued operations:
Basic	$0.02	$(0.01)	$(0.12)	$0.08

Diluted	$0.02	$(0.01)	$(0.12)	$0.08

Net income (loss) per common share:
Basic	$(0.09)	$0.19	$0.11	$0.68

Diluted	$(0.09)	$0.19	$0.11	$0.67

Weighted Average Common Shares Outstanding
Basic	31,641,680	33,670,639	32,510,415	33,574,801
Diluted	31,641,680	34,208,809	32,999,382	33,991,021

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2014	2013*	% Change	2014	2013*	% Change
Net Sales from Continuing Operations
Material Handling	$112,277	$89,855	25.0%	$322,000	$284,987	13.0%
Distribution	49,908	51,667	(3.4)%	143,580	155,284	(7.5)%
Inter-company Sales	(76)	(80)	—	(202)	(262)	—

Total	$162,109	$141,442	14.6%	$465,378	$440,009	5.8%

Income (Loss) from Continuing Operations Before Income Taxes
Material Handling	$(426)	$12,085	(103.5)%	$23,879	$36,925	(35.3)%
Distribution	4,133	6,287	(34.3)%	12,716	17,617	(27.8)%
Corporate	(9,022)	(7,220)	—	(24,992)	(22,853)	—

Total	$(5,315)	$11,152	(147.7)%	$11,603	$31,689	(63.4)%

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)

(Dollars in millions, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Material Handling
(Loss) income before income taxes as reported	$(0.4)	$12.1	$23.9	$36.9
Patent infringement lawsuit	3.0	—	3.0	—
Transaction costs—Scepter	2.9	—	2.9	—
Inventory step-up—Scepter acquisition	2.3	—	2.3	—
Restructuring expenses and other adjustments	0.5	—	1.1	0.2

Income before income taxes as adjusted	8.3	12.1	33.2	37.1
Distribution
Income before income taxes as reported	4.1	6.3	12.7	17.6
Restructuring expenses and other adjustments	0.2	—	1.0	0.1

Income before income taxes as adjusted	4.3	6.3	13.7	17.7
Corporate and interest expense
Loss before income taxes as reported	(9.0)	(7.2)	(25.0)	(22.9)
Transaction costs	0.1	—	0.7	—

Loss before income taxes as adjusted	(8.9)	(7.2)	(24.3)	(22.9)
Continuing operations
(Loss) income from continuing operations before income taxes as reported	(5.3)	11.2	11.6	31.6
Restructuring expenses and other adjustments	6.0	—	7.4	0.3
Transaction costs	3.0	—	3.6	—

Income from continuing operations before income taxes as adjusted	3.7	11.2	22.6	31.9
Income tax expense	1.4	4.1	8.4	11.8

Income from continuing operations as adjusted	2.3	7.1	14.3	20.1

Discontinued operations
Income (loss) from discontinued operations before income taxes	0.8	(0.2)	(6.2)	3.4
Restructuring expenses and other adjustments	3.3	2.4	13.5	4.2
Gain on sale	—	—	(3.7)	—

Income from discontinued operations before income taxes as adjusted	4.1	2.2	3.6	7.6
Income tax expense	1.5	0.8	1.3	2.8

Income from discontinued operations as adjusted	2.6	1.4	2.3	4.8

Consolidated
Net income as adjusted	$4.9	$8.5	$16.6	$24.9

Adjusted earnings per diluted share from continuing operations	$0.07	$0.21	$0.43	$0.59
Adjusted earnings per diluted share from discontinued operations	0.08	0.04	0.07	0.14

Adjusted earnings per diluted share	$0.15	$0.25	$0.50	$0.73

Note: Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014. Also numbers may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non-GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Condensed Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating performance. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2014	December 31, 2013*
Assets
Current Assets
Cash	$8,358	$6,539
Accounts receivable, net	99,460	74,932
Inventories	81,649	53,123
Assets held for sale	140,815	92,760
Other	14,740	7,556

Total Current Assets	345,022	234,910
Assets Held for Sale	—	67,808
Other Assets	150,349	68,289
Property, Plant, & Equipment, Net	134,574	98,450

Total Assets	$629,945	$469,457

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$66,298	$68,897
Accrued expenses	42,957	41,642
Liabilities held for sale	34,989	40,044

Total Current Liabilities	144,244	150,583
Long-term debt, net	276,867	44,347
Liabilities held for sale	—	7,825
Other liabilities	13,893	14,687
Deferred income taxes	18,939	16,508
Total Shareholders’ Equity	176,002	235,507

Total Liabilities & Shareholders’ Equity	$629,945	$469,457

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2014	2013*
Cash Flows from Operating Activities
Net income	$3,686	$22,683
(Loss) income from discontinued operations, net of income taxes	(3,786)	2,623

Income from continuing operations	7,472	20,060
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	17,749	15,310
Amortization	4,275	2,355
Non-cash stock compensation	2,413	2,142
Provision for loss on accounts receivable	560	396
Deferred income taxes	3,073	2,348
Other long-term liabilities	1,422	1,757
(Gain) loss from asset dispositions	(229)	615
Tax benefit from options	(681)	(167)
Other	200	202
Payments on performance based compensation	(1,293)	(1,719)
Cash flows provided by (used for) working capital, net of effect of acquisitions:
Accounts receivable	(5,584)	(7,605)
Inventories	(15,446)	(5,175)
Prepaid expenses and other current assets	(8,933)	(1,820)
Accounts payable and accrued expenses	(7,828)	602

Net cash (used for) provided by operating activities-continuing operations	(2,830)	29,301
Net cash (used for) provided by operating activities-discontinued operations	(14,054)	17,542

Net cash (used for) provided by operating activities	(16,884)	46,843

Cash Flows from Investing Activities
Capital expenditures	(10,860)	(13,464)
Acquisition of business, net of cash acquired	(157,811)	(600)
Proceeds from sale of property, plant and equipment	548	—
Other	—	(68)

Net cash used for investing activities—continuing operations	(168,123)	(14,132)
Net cash provided by (used for) investing activities—discontinued operations	12,876	(5,607)

Net cash used for investing activities	(155,247)	(19,739)

Cash Flows from Financing Activities
Proceeds from long-term debt	89,000	—
Net borrowing on credit facility	143,390	(15,007)
Cash dividends paid	(11,602)	(6,046)
Proceeds from issuance of common stock	2,524	5,765
Tax benefit from options	681	167
Repurchase of common stock	(48,306)	(5,271)
Shares withheld for employee taxes on equity awards	(1,083)	(684)
Deferred financing costs	(543)	—

Net cash provided by (used for) financing activities—continuing operations	174,061	(21,076)
Net cash used for financing activities—discontinued operations	—	(2,317)

Net cash provided by (used for) financing activities	174,061	(23,393)

Foreign Exchange Rate Effect on Cash	(111)	(655)

Net increase in cash	1,819	3,056
Cash at January 1	6,539	3,948

Cash at September 30	$8,358	$7,004

*	Historical information has been adjusted to reflect discontinued operations presentation and the segment realignment completed in June 2014.